EXHIBIT (E)(19)

                                    IVY FUND

                                   ADDENDUM TO

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                          Ivy International Growth Fund
           Class A, Class B, Class C, Class I and Advisor Class Shares


         AGREEMENT made as of the 8th day of December, 2000, by and between Ivy Fund (the "Trust") and Ivy Mackenzie Distributors, Inc. ("IMDI")(formerly "Mackenzie Ivy Funds Distribution, Inc.").

         WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended, and consists of one or more separate investment portfolios, as may be designated from time to time; and

         WHEREAS, IMDI serves as the Trust's distributor pursuant to an Amended and Restated Distribution Agreement dated March 16, 1999 (the "Agreement"); and

         WHEREAS, the Trustees of the Trust have duly approved an amendment to the Agreement to include the Class A, Class B, Class C, Class I and Advisor Class shares (the "Shares") of Ivy International Growth Fund.

         WHEREAS, the Shares were established and designated by the Board of Trustees of the Trust by written consent made effective as of the date that the Registration Statement for the Funds was filed with the Securities and Exchange Commission ("SEC") in accordance with Rule 485(a)(2) under the Securities Act of 1933 (the "Securities Act").

         NOW THEREFORE, the Trust and IMDI hereby agree as follows:

                  Effective as of the date the Registration Statement pertaining to Ivy International Growth Fund filed with the SEC pursuant to Rule 485(a)(1) under the Securities Act first becomes effective, the Agreement shall relate in all respects to the Shares, in addition to the classes of shares of the Fund and any other series of the Trust specifically identified in Paragraph 1 of the Agreement and any other Addenda thereto.

         IN WITNESS WHEREOF, the Trust and IMDI have adopted this Addendum as of the date first set forth above.

                                            IVY FUND


                                               /s/ JAMES W. BROADFOOT
                                      By:      __________________________
                                               James W. Broadfoot, President

                                            IVY MACKENZIE DISTRIBUTORS, INC.


                                               /s/ KEITH J. CARLSON
                                      By:      __________________________
                                                Keith J. Carlson, President